TERM LOAN AGREEMENT
                                     $900,000.00
                                    By and Between
                           CITIZENS BANCSHARES CORPORATION
                                         and
                                SUNTRUST BANK, ATLANTA
                                Dated:  April 22, 1996


                       TABLE OF CONTENTS


ARTICLE I
            DEFINITIONS AND ACCOUNTING TERMS . . . . . . . . . . . 1
            Section 1.01.  Defined Terms.  . .  . . . . . . . . .  1
            Section 1.02.  Accounting Terms.  . . . . . . . . . . .3

ARTICLE II
            AMOUNT AND TERMS OF THE LOAN  . . . . . . . . . . . . .3
            Section 2.01.  Term Loan.  . . . . . . . . . . . . . . 3
            Section 2.02.  Interest. . . . . . . . . . . . . . . . 4
            Section 2.03.  Term Note.  . . . . . . . . . . . . . . 4
            Section 2.04.  Method of Payment.  . . . . . . . . . . 4
            Section 2.05.  Use of Proceeds.  . . . . . . . . . . . 4

ARTICLE III
            FUNDING  . . . . . . . . . . . . . . . . . . . . . .   4
            Section 3.01.  FUNDING.  . . . . . . . . . . . . . .   4

ARTICLE IV
            REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . .  5
            Section 4.01.   Incorporation,  Good  Standing,
                               and Due Qualification.  . . . . . . 5
            Section 4.02.   Corporate Power and Authority.  . .    5
            Section 4.03.  Legally Enforceable Agreement.  . . . . 6
            Section 4.04.  Financial Statements. . . . . . . . . . 6
            Section 4.05.  Labor Disputes and Acts of God. . . . . 6
            Section 4.06.  Other Agreements. . . . . . . . . . .   6
            Section 4.07.  Litigation. . . . . . . . . . . . . .   6
            Section 4.08.  No  Defaults  on  Outstanding
                           Judgments or Orders. . . . . . . . . .  6
            Section 4.09.  Ownership and Liens.  . . . . . . . .   6
            Section 4.10.  Subsidiaries and Ownership of Stock.    7
            Section 4.11.  ERISA.  . . . . . . . . . . . . . . . . 7
            Section 4.12.  Operation of Business.  . . . . . . . . 7
            Section 4.13.  Taxes.  . . . . . . . . . . . . . . .   7
            Section 4.14.  Absence of Undisclosed Liabilities. . . 7
            Section 4.15.  Governmental Approval . . . . . . . .   7
            Section 4.16.  Regulatory Compliance and Notice of
                           Regulatory Action . . . . . . . . . . . 7
            Section 4.17.  Securities Activities.  . . . . . . . . 8
            Section 4.18.  Deposit Insurance.  . . . . . . . . . . 8
            Section 4.19.  Investment Portfolio. . . . . . . . . . 8
            Section 4.20.  Adversely Classified Assets.  . . . . . 8
            Section 4.21.  Reserves. . . . . . . . . . . . . . . . 8
            Section 4.22.  Loan Delinquencies. . . . . . . . . . . 8

ARTICLE V
            AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . 9
            Section 5.01.  Use of Proceeds.  . . . . . . . . . .   9
            Section 5.02.  Maintenance of Existence. . . . . . . . 9
            Section 5.03.  Maintenance of Records. . . . . . . . . 9
            Section 5.04.  Maintenance of Properties.  . . . . . . 9
            Section 5.05.  Conduct of Business.  . . . . . . . . . 9
            Section 5.06.  Maintenance of Insurance. . . . . . . . 9
            Section 5.07.  Compliance with Laws. . . . . . . . . . 9
            Section 5.08.  Right of Inspection.  . . . . . . . . . 9
            Section 5.09.  Deposit Insurance.  . . . . . . . . . . 9
            Section 5.10.  Reporting Requirements. . . . . . . . . 9
            Section 5.11.  Environment.  . . . . . . . . . . . .  11
            Section 5.12.  Composite Rating.  . . . . . . . . .   11
            Section 5.13.  Capital Adequacy. . . . . . . . . . .  11

ARTICLE VI
            NEGATIVE COVENANTS  . . . . . . . . . . . . . . . .   12
            Section 6.01.  Liens.  . . . . . . . . . . . . . . .  12
            Section 6.02.  Debt. . . . . . . . . . . . . . . . .  12
            Section 6.03.  Mergers, Acquisitions, Etc. . . . . .  13
            Section 6.04.  Leases. . . . . . . . . . . . . . . .  13
            Section 6.05.  Sale and Leaseback. . . . . . . . . .  13
            Section 6.06.  Dividends.  . . . . . . . . . . . . .  13
            Section 6.07.  Sale of Assets. . . . . . . . . . . .  13
            Section 6.08.  Guaranties, Etc.  . . . . . . . . . .  13
            Section 6.09.  Transactions with Affiliates. . . . .  13

ARTICLE VII
            FINANCIAL COVENANTS  . . . . . . . . . . . . . . .    14
            Section 7.01.  Capital Expenditures. . . . . . . . .  14
            Section 7.02.  Borrower Capital. . . . . . . . . . .  14
            Section 7.03.  Subsidiary Capital. . . . . . . . . .  14
            Section 7.04.  Return on Assets. . . . . . . . . . .  14
            Section 7.05.  Return on Equity. . . . . . . . . . .  14
            Section 7.06.  . . . . . . . . . . . . . . . . . . .  14
            Loan Delinquencies.  . . . . . . . . . . . . . . . .  14
            Section 7.07.  Reserves. . . . . . . . . . . . . . .  14
            Section 7.08.  Asset Quality.    . . . . . . . . . .  14

ARTICLE VIII
            EVENTS OF DEFAULT . . . . . . . . . . . . . . . .     14
            Section 8.01.  Events of Default.  . . . . . . . . .  14
            Section 8.02.  Remedies upon Event of Default. . . .  16

ARTICLE IX
            MISCELLANEOUS . . . . . . . . . . . . . . . . . . .   17
            Section 9.01.  Amendments, Etc.  . . . . . . . . . .  17
            Section 9.02.  Notices, Etc. . . . . . . . . . . . .  17
            Section 9.03.  No Waiver.  . . . . . . . . . . . . .  18
            Section 9.04.  Successors and Assigns. . . . . . . .  18
            Section 9.05.  Costs, Expenses, and Taxes. . . . . .  18
            Section 9.06.  Integration.  . . . . . . . . . . . .  18
            Section 9.07.  Indemnity.  . . . . . . . . . . . . .  18
            Section 9.08.  Governing Law.  . . . . . . . . . . .  18
            Section 9.09.  Severability of Provisions. . . . . .  18
            Section 9.10.  Participations. . . . . . . . . . . .  18
            Section 9.11.  Headings. . . . . . . . . . . . . . .  19
            Section 9.12.  Jury Trial Waiver.  . . . . . . . . .  19


                                       EXHIBITS


        Exhibit   Title                           Referenced Under

             A    Banks                              Section 1.01
             B    Collateral                         Section 1.01
             C    Security Agreement                 Section 1.01
             D    Term Note                          Section 2.03
             E    Opinion of Counsel for Borrower    Section 3.01
             F    Officer's Certificate              Section 3.01
             G    Litigation                         Section 4.07
             H    Certificate of No Default          Section 5.10
             I    Permitted Liens                    Section 6.01
             J    Permitted Debt                     Section 6.02

                                          i

                                 TERM LOAN AGREEMENT

            THIS  TERM LOAN AGREEMENT (the "Agreement") dated as of
          April 22, 1996 between CITIZENS BANCSHARES CORPORATION, a Georgia corporation, whose principal place of business is at 75 Piedmont Avenue, Atlanta, Georgia 30303 (the "Borrower") and SUNTRUST BANK, ATLANTA, a Georgia banking corporation whose principal place of business is at 25 Park Place, Atlanta, Georgia 30303 (the "Lender"). The parties hereto hereby agree as follows:

                                      ARTICLE I

                           DEFINITIONS AND ACCOUNTING TERMS

                    Section 1.01. Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have same meaning when used in the plural and vice versa):

                    "Affiliate" means any Person (1) which directly or indirectly controls, or is controlled by, or is under common control with Borrower or a Subsidiary; (2) which directly or indirectly beneficially owns or holds five percent (5.0%) or more of any class of voting stock of Borrower or any Subsidiary; or
          (3) five percent (5.0%) or more of the voting stock of which is directly or indirectly beneficially owned or held by Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise.

                    "Agreement" means this Term Loan Agreement, as amended, supplemented, or modified from time to time.

                    "Bank" means each Subsidiary of Borrower that is listed on Exhibit A, attached hereto and incorporated herein, which is a banking association or banking corporation organized under either the laws of the United States or of a state in the United States.

                    "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Georgia are authorized or required to close under the laws of the State of Georgia.

                    "Call Reports" means, with respect to any Bank, such Bank's Consolidated Reports of Condition and Income filed with such Bank's applicable federal Regulatory Authority.

                    "Capital Lease" means all leases which have been or should be capitalized on the books of the lessee in accordance with generally accepted accounting principles.

                    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

                    "Collateral" means all property which is subject to the Lien granted by any Loan Document, including, without limitation, the real and personal property identified and described on Exhibit B attached hereto and incorporated herein.

                    "Commitment" means Lender's obligation to make Loans to Borrower pursuant to Section 2.01 in the amount referred to therein.

                    "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with Borrower within the meaning of Section 414(b) or 414(c) of the Code.

                    "Debt" means (1) indebtedness or liability of Borrower or any Subsidiaries for borrowed money; (2) obligations of Borrower or any Subsidiaries evidenced by bonds, debentures, notes, or other similar instruments; (3) obligations of Borrower or any Subsidiaries for the deferred purchase price of property or services (including trade obligations); (4) obligations of Borrower or any Subsidiaries as lessee under Capital Leases; (5) liabilities of Borrower or any Subsidiaries in respect of unfunded vested benefits under Plans covered by ERISA; (6) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), interest rate swaps, and other contingent obligations of Borrower or any Subsidiaries to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss (except loans or letters of credit made or issued in the ordinary course of business); and (7) obligations of Borrower or any Subsidiaries, other than obligations as a lender, secured by any Liens, whether or not the obligations have been assumed. The term "Debt" does not include any deposit liabilities of any Bank.

                    " Double Leverage Ratio" means the ratio of the aggregate investment of Borrower in the capital notes and capital
          stock    of  its  Subsidiaries,  including  its  interest  in
          undistributed earnings and intangibles (determined in accordance with GAAP) of its Subsidiaries, to consolidated net worth of Borrower.

                    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

                    "Event of Default" means any of the events specified in
          Section 8.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                    "GAAP" means generally accepted accounting principles in the United States.

                    "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

                    " Lien"  means  any  charge,  encumbrance,  security
          interest, or right in property of Borrower or its Subsidiaries created by any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as of the foregoing, or the filing of any f i nancing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

                    "Loan"  shall have the meaning assigned to such term in
          Section 2.01.

                    "Loan Document" means this Agreement, the Note, the Security Agreement, or any deed to secure debt, mortgage, deed of trust, pledge agreement, security agreement, or other agreement evidencing or securing the Loan (two or more of the foregoing b e ing also referred to collectively herein as the "Loan Documents").

                    "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA.

                    "Note"  shall have the meaning assigned to such term in
          Section 2.03.

                    "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                    "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

                    "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

                    "Prime Rate" means the rate of interest announced by the Lender from time to time as its prime commercial lending rate, which rate is not necessarily the lowest rate of interest charged by Lender to its borrowers.

                    "Principal Office" means Lender's office at 25 Park Place, Atlanta, Georgia 30303.

                                     2
                    "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

                    "Regulatory Authority" or "Regulatory Authorities" means the Federal Reserve Board and, as applicable, the Department of Banking of a state of the United States, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and any other agency with regulatory control over Borrower, any Bank or any Subsidiary.

                    "Reportable Event" means any of the events set forth in
          Section 4043 of ERISA.

                    " Security Agreement" means the Stock Pledge and Security Agreement in substantially the form of Exhibit C, to be delivered by Borrower under the terms of this Agreement.

                    "Subsidiary" means, as to Borrower, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are, at the time, owned, or the management of which corporation is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by thee Borrower. The term "Subsidiary" shall specifically include Banks.

                    "Tier I Capital" means those components of the equity capital of Borrower or of any Bank which, in the aggregate, constitute the core or primary capital of Borrower or the respective Bank, as those components are determined and defined from time to time by the Regulatory Authority having primary jurisdiction over Borrower or such Bank.

                    "Tier II Capital" means those components of the equity capital of Borrower or of any Bank which, in the aggregate, c o n stitute the supplementary capital of Borrower or the respective Bank, as those components are determined and defined from time to time by the Federal Regulatory Authority having primary jurisdiction over Borrower or any Bank.

                    "Total Capital" means the total of the amounts of Tier I Capital and Tier II Capital that qualify, under the applicable regulations of the Federal Regulatory Authority having primary jurisdiction over Borrower or any Bank, for inclusion in the computation of leverage capital requirements and risk-weighted capital requirements.

                    Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.04, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                      ARTICLE II

                             AMOUNT AND TERMS OF THE LOAN

                    Section 2.01. Term Loan. Lender agrees on the terms and conditions hereinafter set forth to make a loan (the "Loan") to Borrower on the date of this Agreement in the principal amount of NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($900,000.00).

                    Section 2.02. Interest. Borrower shall pay interest to Lender on the outstanding and unpaid principal amount of the Loan made under this Agreement at a rate per annum equal to the Prime Rate minus twenty-five basis points. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate shall become effective.
          Interest shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed. Interest shall be paid in immediately available funds on the last day of each quarter, commencing on June 30, 1996, and at maturity at the Principal Office. Any principal amount not paid when due (at maturity, by acceleration, or otherwise) shall bear interest thereafter until paid in full, payable on demand, at a rate which shall be two percent (2.0%) above the rate which would otherwise be applicable.
                                            3

                    Section 2.03. Term Note. Borrower's obligation to repay the Loan shall be evidenced by its promissory note (the "Note") in substantially the form of Exhibit D attached hereto with blanks appropriately filled in and payable to the order of Lender. The Note shall be dated the date of this Agreement and the principal of the Loan shall be repaid in twenty (20) equal quarterly installments, each in the amount of Forty-Five Thousand and No/100 Dollars ($45,000.00) and the first installment shall be due on June 30, 1996, with subsequent installments due on the last day of each quarter thereafter to and including March 31, 2001; provided, however that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount, annual interest, and other charges of the Loan.

                    Section 2.04. Method of Payment. Borrower shall make each payment under this Agreement and under the Note on the date when due in lawful money of the United States to Lender at its Principal Office in immediately available funds. Borrower hereby authorizes Lender, if and to the extent payment is not made when due under this Agreement and under the Note, to charge from time to time against any account of Borrower with Lender any amount so due. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding
          Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

                    Section 2.05. Use of Proceeds. The proceeds of the Loan hereunder shall be used by Borrower to refinance existing debt originally owed to and held by the Resolution Trust Corporation. Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.


                                     ARTICLE III

                                       FUNDING

                    Section 3.01. FUNDING. The obligation of Lender to fund the Loan is subject to the condition precedent that Lender shall have received on or before the day of the Loan each of the following, in form and substance satisfactory to Lender and its counsel:

                    (1)  Note.  The Note duly executed by Borrower;

                    (2) Security Agreement. A Security Agreement executed and delivered by Borrower to Lender in form and substance satisfactory to Lender in which Borrower shall agree to pledge and assign to Lender and to grant to Lender a first-priority security interest in, all right, title, and interest of Borrower in and to all common stock of (i) Citizen Trust Bank, registered in the name of (street name or otherwise) or owned by Borrower and all proceeds of such shares, together with such stock certificates, stock papers, and financing statements as lender deems necessary to perfect the security interest of Lender in the Collateral;

                    (3) Evidence of All Corporate Action by Borrower. Certified (as of the date of this Agreement) copies of all corporate action taken by Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

                    (4)  Incumbency  and Signature Certificate of Borrower.
          A certificate (dated as of the date of this Agreement) of the Secretary of Borrower certifying the names and true signatures of officers of Borrower authorized to sign the Loan Documents to which it is a party and each other documents to be delivered by Borrower under this Agreement;

                    (5) Opinion of Counsel for Borrower. A favorable opinion of Arrington & Hollowell, P.C., legal counsel for Borrower, in substantially the form of Exhibit E, and as to such other matters as the Lender may reasonably request;

                                      4

                    (6) Officer's Certificate. A certificate signed by a duly authorized officer of Borrower dated the date of this Agreement, in substantially the form of Exhibit F;

                    (7) Insurance Certificates. Certificates or policies of insurance evidencing compliance with the applicable provisions of this Agreement;

                    (8)  Additional  Documentation.   Such other approvals,
          opinions, or documents as Lender may reasonably request;

                    (9)  Regulatory  Approval.    Copies  of  any  and  all
          necessary Governmental Authority or Regulatory Authority approvals; and

                    (10) No Material Adverse Change. A certificate signed by a duly authorized officer of Borrower stating that there has been no material adverse change in the condition (financial or o t h e rwise), business, or operations of Borrower or any Subsidiary.

                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

                    In order to induce Lender to enter into the Agreement and to disburse the proceeds of the Loan, Borrower represents and warrants to Lender that:

                    Section 4.01. Incorporation, Good Standing, and Due Qualification. Borrower and each of its non-bank Subsidiaries is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Citizens Trust Bank is a Commercial Bank duly organized, validly existing, and in good standing under the laws of the State of Georgia. Borrower and each of its Subsidiaries has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

                    Section 4.02. Corporate Power and Authority. The execution, delivery, and performance by Borrower of the Loan Documents and the creation of the security interest provided for under the Security Agreement are within Borrower's corporate powers and have been duly authorized by all necessary corporate action and do not and will not (1) require any consent or approval of the stockholders of Borrower; (2) contravene such Borrower's charter or bylaws; (3) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which such corporation is a party or by which it or its properties may be bound or affected; (5) result in, or require, the creation or imposition of any Lien, except as contemplated by the Security Agreement, upon or with respect to any of the properties now owned or hereafter acquired by Borrower; and (6) cause Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award of any such indenture, agreement, lease, or instrument.

                    Section 4.03. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents are legal, valid, and binding obligations of Borrower, and enforceable against Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

                    Section 4.04. Financial Statements. The consolidated balance sheet of Borrower and its Subsidiaries as of December 31, 1995, and the related consolidated statements of income, shareholder's equity, and cash flows of Borrower and its Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon, dated December 31, 1995 of KPMG Peat Marwick LLP, independent certified public accountants, copies of which have been furnished to Lender, are complete and correct and fairly present the financial condition of Borrower and its
                                             5

          Subsidiaries as at such dates and the results
          of the operations of Borrower and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP; and since December 31, 1995, there has been no material adverse change in the condition (financial or otherwise), business, or operations of Borrower or any Subsidiary. There are no liabilities of Borrower or any Subsidiary, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since December 31, 1995. No information, exhibit, or report furnished by Borrower to Lender in connection with the approval of the Loan or negotiation of this Agreement contains any material misstatement of fact or omitted to state a material fact or any fact necessary
          to    m ake  the  statement  contained  therein  not  materially misleading.

                    Section 4.05. Labor Disputes and Acts of God. Neither the business nor the properties of Borrower or any Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business or properties or the operation of Borrower or such Subsidiary.

                    Section 4.06. Other Agreements. Neither Borrower nor any Subsidiary is a party to any indenture, loan, credit agreement, regulatory agreement or imposition, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of Borrower or any Subsidiary or the ability of Borrower to carry out its obligations under the Loan Documents to which it is a party. Neither Borrower nor any Subsidiary is in material default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party.

                    Section  4.07.    Litigation.    Except as is set forth
          expressly on Exhibit G attached hereto, no action or proceeding is pending or, threatened against, or affecting, Borrower or any
          of   its  Subsidiaries  before  any  court,  board,  commission, governmental agency, or arbitrator, which if determined adversely to the interests of Borrower could result in an uninsured liability of Borrower or any of its Subsidiaries of $25,000.00 or more.

                    Section 4.08. No Defaults on Outstanding Judgments or Orders. Borrower and its Subsidiaries have satisfied all judgments, and neither Borrower nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

                    Section 4.09. Ownership and Liens. Borrower and each Subsidiary have title to, or valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the financial statements referred to in Section 4.04 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by Borrower or any Subsidiary and none of their leasehold interests is subject to any Lien, except such as may be permitted pursuant to Section 6.01 of this Agreement.

                    Section 4.10. Subsidiaries and Ownership of Stocks. Borrower's audited and consolidated financial statement, as provided to Lender, represent a complete and accurate list of the Subsidiaries of Borrower. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid and nonassessable, and is owned by Borrower free and clear of all Liens.

                    Section 4.11. ERISA. With respect to each plan maintained by Borrower and each Subsidiary, Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

                                        6

                    Section 4.12. Operation of Business. Borrower and its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and Borrower and its Subsidiaries are not to Borrower's knowledge, in violation of any valid rights of others with respect to any of the foregoing.

                    Section 4.13. Taxes. Borrower and each of its Subsidiaries have filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies shown thereon to be due, including interest and penalties. The federal income tax liabilities of Borrower and its Subsidiaries have been audited by the Internal Revenue Service and have been finally determined and satisfied for all taxable years up to and including the taxable year ended December 31, 1995.

                    Section 4.14. Absence of Undisclosed Liabilities. Except as reflected in the audited consolidated balance sheet of Borrower at December 31, 1995 (including the notes thereto), as of December 31, 1995, neither Borrower nor any Subsidiary had any material liability or obligation whatsoever, whether accrued, absolute, contingent, or otherwise that should, in accordance with GAAP, have been disclosed in such financial statements and notes thereto. Since December 31, 1995, neither Borrower nor any Subsidiary has incurred any material liability or obligation, except for liabilities and obligations incurred in the ordinary course of business or that will not have a material adverse effect on Borrower.

                    Section 4.15. Governmental Approval. All permits, consents, authorizations, approvals, declarations, notifications, filings or registrations with any Governmental Authority or Regulatory Authority or any third party which are necessary in connection with the consummation of this transaction have been obtained on or before the date hereof.

                    Section  4.16.    Regulatory  Compliance  and Notice of
          Regulatory  Action.    Borrower  and  each  Subsidiary  are  in
          compliance in all material respects with all laws, statutes, ordinances, and governmental rules, regulations, or requirements relating to or affecting their business or operations. There are no outstanding notices of charges, cease-and-desist orders (temporary or otherwise), or orders to take affirmative action issued by any Governmental Authority or Regulatory Authority against Borrower, any Bank or any Subsidiary, or any director, officer, employee or agent of Borrower, any Bank or any Subsidiary. No agreement or memorandum of understanding has been entered into between any Governmental Authority or Regulatory Authority and Borrower, any Bank or any Subsidiary or any director, officer, employee or agent of Borrower, any Bank or any Subsidiary. No notice of intention to remove from office or notice of intention to suspend from office has been served upon any officer or director of Borrower, any Bank or any Subsidiary by any Governmental Authority or Regulatory Authority.

                    Section 4.17. Securities Activities. Borrower has not issued any securities except as were (a) duly registered under the Securities Act of 1933, as amended, and applicable blue sky laws, or (b) validly exempt from registration.

                    Section  4.18.    Deposit  Insurance.   Each Bank is an
          "insured  depository institution" within the meaning of Section 3
          (c)(2) of the Federal Deposit Insurance Act, as amended.

                    Section 4.19. Investment Portfolio. The current fair market value and book value of the investment portfolio (total assets less loans, fixed assets, and cash) of each Bank as reflected on the financial statement for each such Subsidiary as of December 31, 1995 was as follows:

               Bank                Market Value        Book Value

          Citizen Trust Bank       $32,337,888.00      $32,108,125.00

                    Section 4.20. Adversely Classified Assets. The March 29, 1996 internal examination with respect to each Bank reveals the following adversely classified or special mentioned assets:

                                      7

               Bank
          Citizen Trust Bank

               Asset Type                              Asset Classification

                                   Special         Sub-
                                   Mention       standard    Doubtful   Loss

               Loans              2,608,955     3,837,017        0        0
               Other Real Estate       0             0           0        0
               Repossessions           0             0           0        0
               Totals             2,608,955     3,837,017        0        0

                    Section  4.21.    Reserves.   As of March 29, 1996, the
          reserves created for loan and other losses of each were sufficient and met the minimum requirements of the Regulatory Authority with primary jurisdiction over each Bank. As of March 29, 1996, the reserves stated as a percentage of total loans for each Bank are as follows:

                    Bank
          Citizen Trust Bank - 2.16%    $1,546,303/$71,601,470
                                        Reserves  /   Tot. Loans

                    Section 4.22. Loan Delinquencies. As of March 29, 1996, the principal outstanding balance plus accrued interest on delinquent loans (loans ninety (90) days or more in arrears) for each Bank was as follows:

               Bank
          Citizens Trust Bank

               Aggregate Principal Amount of Delinquent Loans - $1,360,741


                                      ARTICLE V

                                AFFIRMATIVE COVENANTS

                    So long as the Note shall remain unpaid, Borrower will:

                    Section 5.01. Use of Proceeds. Use the proceeds of the Loan only for the purpose set forth herein, and will furnish Lender such evidence as it may reasonably require with respect to such use.

                    Section 5.02. Maintenance of Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

                    Section 5.03. Maintenance of Records. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of Borrower and its Subsidiaries.

                                        8
                    Section 5.04. Maintenance of Properties. Maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                    Section 5.05. Conduct of Business. Continue, and cause each Subsidiary to continue, to engage in a business of the same general type as now conducted by it on the date of this Agreement.

                    Section 5.06. Maintenance of Insurance. Maintain and see that its Subsidiaries maintain, or cause to be maintained, insurance coverages including, but not limited to, bankers' blanket bonds, public liability insurance, and fire and extended coverage insurance on all assets owned by them.

                    Section 5.07. Compliance with Laws. Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, orders, and material agreements to which they are subject, such compliance to include, without limitation, maintaining adequate cash reserves for the payment of, and paying before the same become delinquent, all taxes, assessments, and governmental charges imposed upon it or upon its property except as contested in good faith.

                    Section 5.08. Right of Inspection. At any reasonable time and from time to time, permit Lender or any agent or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of Borrower and any Subsidiary w i th any of their respective officers and directors and Borrower's independent accountants.

                    Section 5.09. Deposit Insurance. Borrower will cause each Bank to maintain federal deposit insurance and to be a member of the Federal Deposit Insurance Corporation (or any successor thereto).

                    Section  5.10.    Reporting  Requirements.   Furnish to
          Lender:

                    (1) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of Borrower, interim unaudited consolidated and unconsolidated balance sheets of Borrower, and related statements of income, shareholders equity and cash flows of Borrower for the prior quarter prepared in accordance with GAAP.

                    (2) Call Reports. As soon as available, and in any event within thirty (30) days after the end of each fiscal quarter of Borrower, copies of all Consolidated Reports of Condition and Consolidated Reports of Income or Borrower and each Bank as filed with the Federal Deposit Insurance Corporation (or any successor thereto) and/or the Comptroller of the Currency (or any successor), signed by the chief financial officer of Borrower and each Bank.

                    (3) Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the
          end    of  each  fiscal  year  of  Borrower,  consolidated  and
          unconsolidated balance sheets of Borrower and its Subsidiaries as
          o f t h e end of such fiscal year and consolidated and unconsolidated statements of income, shareholder's equity, and cash flows of Borrower and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and accompanied by an opinion thereon acceptable to Lender by KPMG Peat Marwick, LLP. or other accountants selected by Borrower and acceptable to Lender;

                    (4) F.R.Y.-6 Annual Report. As soon as available, and in any event within ten (10) days after the filing thereof, a copy of Borrower's F.R.Y.-6 Annual Report to the Federal Reserve System.

                    (5) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to Borrower or any S u bsidiary by independent certified public accountants in connection with examination of the financial statements of Borrower or any Subsidiary made by such accountants;

                    (6) Certificate of No Default. Within forty-five (45) days after the end of each fiscal year of Borrower, a certificate of the chief financial officer of Borrower, substantially in the form of Exhibit H attached hereto and made a part

                                         9
          hereof (a) certifying, inter alia, that (i) the representations and warranties contained in Article IV hereof and in each of the Loan Documents remain true and correct (except to the extent that such representations and warranties relate solely to an earlier date), (ii) Borrower and Subsidiaries are in compliance with the covenants set forth herein, and (iii) that no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with r e s pect thereto; and (b) with computations demonstrating compliance with the covenants contained in Article VII;

                    (7) Accountant's Report. Simultaneously with the delivery of the annual financial statements referred to in
          Section 5.09(2), such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes an Event of Default, or if such accountants shall h a ve obtained knowledge of any such condition or event, specifying in such certificate each such condition or event, of which they have knowledge and the nature and status thereof;

                    (8) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower or any Subsidiary which, if determined adversely to Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of Borrower or such Subsidiary;

                    (9) Notice of Events of Default. Borrower will notify Lender immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that only with the giving of notice or passage of time, or both, could become an Event of Default, or of the failure of Borrower to observe any of their respective undertakings hereunder;

                    (10) ERISA Reports. As soon as possible, and in any event within thirty (30) days after Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan with respect to Borrower or any Commonly Controlled Entity, and promptly, but in any event within two (2) Business Days of receipt by Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly, but in any event within five
          (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000) with respect to Borrower or any Commonly Controlled Entity, Borrower will deliver to Lender a certificate of the chief financial officer of Borrower setting forth all relevant details and the action which Borrower proposes to take with respect thereto;

                    (11) Reports to Other Creditors. Promptly after request of Lender, copies of any statement or report furnished by Borrower or any Subsidiary (except such statements or reports furnished by Borrower or any Subsidiary in the ordinary course of their respective business as lenders) to any other party pursuant to the terms of any indenture, loan, credit, or similar agreement and not otherwise required to be furnished to Lender pursuant to any other clause of this Section 5.09;

                    (12) Proxy Statements, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, f i n ancial statements, and reports which Borrower or any Subsidiary sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which Borrower or any Subsidiary files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange;

                    (13) Reports to Regulatory Agencies. Promptly after the sending or filing of the same, copies of all call reports and other reports, including without limitation responses to administrative enforcement actions, and modifications or amendments thereto, that Borrower or its Subsidiaries sends or files with any Regulatory Authority, except where providing copies thereof to Lender is expressly prohibited; and

                    (14) Notice of Regulatory Action. Promptly, written notice of (i) the issuance of any notice of charges, cease-and-d e sist order (temporary or otherwise), or order to take affirmative action by any Governmental Authority or Regulatory Authority against Borrower, any Bank or any Subsidiary, or any director, officer, employee or agent of Borrower, any Bank or any Subsidiary, (ii) the service of any notice of intention to remove from office or notice of intention to suspend from office by any Governmental Authority or Regulatory Authority upon any director or officer of Borrower, any Bank or any Subsidiary, (iii) the issuance of a notice of termination of the status of any Bank as an insured bank under the Federal Deposit Insurance Corporation Act, as amended, or (iv) the entering into of any agreement or memorandum of understanding between any Governmental Authority or Regulatory Authority and Borrower, any Bank or any Subsidiary, or any director, officer, employee or agent of Borrower, any Bank or any Subsidiary.

                    (15) Other Financial Data. As soon as available and in any event within forty-five (45) days after the end of each of the first three (3) quarters and one hundred twenty (120) days after the end of the fiscal year, for Borrower and each Subsidiary, sufficient information to enable Lender to ascertain whether or not Borrower is in compliance with the Financial Covenants set forth in Article VII hereof;

                    (16) Adverse Changes. Promptly after the occurrence thereof and in no event later than ten (10) days thereafter, full disclosures of any material adverse changes in the finances or business of Borrower or any of its Subsidiaries.

                    (17) General Information. Such other information respecting the condition or operations, financial or otherwise, of Borrower or any Subsidiary as Lender may from time to time reasonably request.

                    Section 5.11. Environment. Be and remain, and cause each Subsidiary to be and remain, in all material respects, in compliance with the provisions of all federal and state environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; and notify Lender immediately of any notice of an environmental complaint received from any governmental agency or any other party.

                    Section 5.12. Composite Rating. Maintain, and cause each Bank to maintain, the applicable composite rating (i.e., CAMEL, BOPEC, MACRO, or such other applicable composite rating) of safety and soundness of any banking regulator charged with examining Borrower or any Bank, which is not less than the composite rating which exists at the date of this Agreement.

                    Section 5.13. Capital Adequacy. Maintain, and cause each Bank to maintain, at all times, the minimum levels of regulatory capital necessary to maintain the regulatory capital classification of "Adequately Capitalized," as such term is defined by the applicable.

                                      ARTICLE VI

                                  NEGATIVE COVENANTS

                So  long as the Note shall remain unpaid, Borrower will not:

                    Section 6.01. Liens. Create, incur and assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

                    (1)  Liens in favor of Lender;

                    (2) Liens for taxes or assessments or other governmental charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                    (3) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, securing obligations incurred in the ordinary course of business which are not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                    (4) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation;

                    (5) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance, or other similar bonds, or other similar obligations arising in the ordinary course of business;

                    (6) Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                    (7) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                    (8)    Liens  incidental  to  the  conduct  of  banking
          business, not incurred in connection with the borrowing of money, arising out of transactions in federal funds, repurchaser agreements, interbank credit facilities, bank deposits, or other obligations to customers or depositors of Borrower's Subsidiaries, as such, arising under the leases of real and personal property, or arising out of transactions by Borrower or any of its Subsidiaries as trustee.

                    (9) Liens incurred in connection with the borrowing by a Subsidiary from the Federal Reserve Bank, or the Federal Home Loan Bank, in the ordinary course of business; and

                    (10) Those Liens specified in Exhibit I attached hereto and made a part hereof.

                    Section 6.02. Debt. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Debt, except:

                    (1)  Debt of Borrower under this Agreement or the Note;

                    (2) Debt described in Exhibit J, but no voluntary prepayments, renewals, extensions, or refinancings thereof;

                    (3) Debt of a Subsidiary to the Federal Reserve Bank, or the Federal Home Loan Bank, in the ordinary course of business;

                    (4) Accounts payable to trade creditors for goods or services which are not aged more than sixty (60) days from the billing date and current operating liabilities (other than for borrowed money) which are not more than sixty (60) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings.

                    Section 6.03. Mergers, Acquisitions, Etc. Wind up, liquidate, or dissolve itself, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, acquire all or substantially all of the assets or the business of any Person, or commence or acquire any new business not conducted by it on the date of this Agreement, or permit any Subsidiary to do so.

                    Section 6.04. Leases. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (1) leases existing on the date of this Agreement and any extensions or renewals thereof; (2) leases (other than Capital Leases) which do not in the aggregate require Borrower and its Subsidiaries on
          a    consolidated  basis  to  make  payments  (including  taxes, insurance, maintenance, and similar expense which Borrower or any Subsidiary is required to pay under the terms of any lease) in any fiscal year of Borrower in excess of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00); (3) leases between Borrower and any Subsidiary or between any Subsidiaries.

                    Section 6.05. Sale and Leaseback. Sell, transfer, or otherwise dispose of, or permit any Subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

                    Section 6.06. Dividends. After the date hereof, make any distribution in respect of its capital stock or purchase, or redeem or otherwise acquire any shares of its outstanding capital stock unless such action has been approved by the necessary regulatory authorities and Lender and provided such distribution, redemption or acquisition shall not impair Borrower's ability to service Debt nor cause Borrower to be in violation of any Financial Covenants contained in Article VII of this Agreement.

                    Section 6.07. Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose of, or permit any Subsidiary to sell, lease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables, and leasehold interest), except: (1) inventory disposed of in the ordinary course of business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business; (3) that any Subsidiary may sell, lease, assign, or otherwise transfer its assets to Borrower; and (4) sales of loans in the ordinary course of business.

                    Section 6.08. Guaranties, Etc. Assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposits or collection or similar transactions in the ordinary course of business and except pursuant to letters of credit issued by any Bank in the ordinary course of business.

                    Section 6.09. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any services, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business, upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate, and in compliance with all applicable regulatory and statutory requirements.


                                     ARTICLE VII

                                 FINANCIAL COVENANTS

                    So long as the Note shall remain unpaid:

                    Section 7.01. Capital Expenditures. Neither Borrower nor any Bank will make any expenditures for fixed or capital assets if, after giving effect thereto, the aggregate of all such expenditures made by Borrower or any Bank would exceed ONE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($1,800,000.00) in 1996; and ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) each year thereafter.

                    Section 7.02. Borrower Capital. Borrower shall maintain, on a consolidated basis, tangible equity capital, as determined under GAAP, in an amount which is the greater of (i) NINE MILLION AND NO/100 DOLLARS ($9,000,000.00), (ii) an amount equal to eight percent (8%) of the total assets stated in the most recent financial statements of Borrower, or (iii) the minimum amount of Total Capital required by applicable law or regulation.

                    Section 7.03. Subsidiary Capital. Each Bank will maintain, at all times, tangible equity capital, as determined under GAAP, in an amount which is not less than the greater of
          (i)  seven  and  one-half   percent (7.5%) of assets, or (ii) the
          minimum amount of Total Capital required by applicable law or regulation. Each Bank will, at all times, maintain Tier I Capital, Tier II Capital, and Total Capital in such minimum amounts required by applicable law or regulation, so as to maintain an "adequately capitalized" status as defined thereby.

                    Section  7.04.    Return  on  Assets.    Income  from
          operations after taxes, divided by average assets, for each Bank shall be not less than eight-tenths of one percent (.8%).

                    Section  7.05.    Return  on  Equity.    Income  from
          operations after taxes, divided by average equity, for each Bank shall be not less than ten percent (10%).

                    Section 7.06. Loan Delinquencies. Loan delinquencies (loans ninety (90) days or more in arrears) divided by total loans for each Bank shall not exceed one and eight-tenths of one percent (1.8%).

                    Section 7.07. Reserves. Each Bank shall maintain at all times reserves equal to the greater of (i) one and three-quarters of one percent (1.75%) of total loans, (ii) one hundred twenty-five percent (125%) of total non-performing assets, or
          (iii) the minimum amount required by its primary regulator.

                    Section 7.08. Asset Quality. The ratio of loans 90 days past due + non accrual loans plus other real estate owned divided by net loans plus other real estate owned shall not exceed two percent (2.0%).


                                     ARTICLE VIII

                                  EVENTS OF DEFAULT

                    Section 8.01. Events of Default. An Event of Default shall be deemed to exist if any of the following events shall occur:

                    (1) Borrower shall fail to pay the principal of, or interest on, the Note, or any fee, when due;

                    (2) Any representation, warranty or certification made or deemed made by Borrower in this Agreement, the Security Agreement, or any of the other Loan Documents, or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with a n y Loan Document, shall prove to have been incorrect, incomplete, or misleading in any respect on or as of the date made or deemed made;

                    (3) Borrower shall fail to perform or observe any term, covenant, condition or agreement contained herein or in any other of the Loan Documents;

                    (4) Any Event of Default as defined herein or in any other of the Loan Documents shall occur;

                    (5) Borrower or any of its Subsidiaries shall (a) fail to pay any indebtedness for borrowed money (other than the Note) of Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof and Borrower or its Subsidiaries fails to pay such indebtedness in full;

                    (6) Borrower or any of its Subsidiaries (a) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of thirty (30) days or more; or (e)
          shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding,
                                             14

          or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty (30) days or more;

                    (7) One or more judgments, decrees, or orders for the payment of money shall be rendered against Borrower or any of its Subsidiaries, the UNINSURED amount of said judgment(s) shall e x c e e d Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

                    (8) The Security Agreement shall at any time after its execution and delivery and for any reason cease (a) to create a valid and perfected first priority security interest in and to the property purported to be subject to such Security Agreement; or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower, or Borrower shall deny it has any further liability or obligation under the Security Agreement, or Borrower shall fail to perform any of its obligations under the Security Agreement;

                    (9) Any of the following events shall occur or exist with respect to Borrower and any Commonly Controlled Entity under ERISA; any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject Borrower to any tax, penalty, or other liability which in the aggregate may exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00); or

                    (10) If Lender received its first notice of a hazardous discharge or an environmental complaint relating to Borrower or a Subsidiary from a source other than Borrower, and Lender does not receive notice (which may be given in oral form, provided same is followed with all due dispatch by written notice given by Certified Mail, Return Receipt Requested) of such hazardous discharge or environmental complaint from Borrower within twenty-four (24) hours of the time Lender receives said notice from a source other than Borrower; or if any Governmental Authority asserts or creates a Lien upon any or all of the assets, equipment, property, leaseholds, or other facilities of Borrower by reason of the occurrence of a hazardous discharge or any
          e n vironmental complaint; or if any Governmental Authority asserts a claim against Borrower and/or its assets, equipment, property, leaseholds, or other facilities for damages or cleanup costs relating to a hazardous discharge or an environmental c o m plaint; provided, however, that such claim shall not constitute a default if, within ten (10) Business Days of the occurrence giving rise to the claim, (a) Borrower can prove to L e nder's satisfaction that Borrower has commenced and is diligently pursuing either: (i) a cure or correction of the event which constitutes the basis for the claim, and continues diligently for any injunction, a restraining order, or other a p p ropriate emergency relief preventing such Governmental Authority from asserting such claim, which relief is granted within ten (10) Business Days of the occurrence giving rise to the claim and the injunction, order, or emergency relief is not thereafter resolved or reversed on appeal; and (b) in either of the foregoing events, Borrower has posted a bond, letter of credit, or other security satisfactory in form, substance, and amount to both Lender and the Governmental Authority asserting the claim to secure the proper and complete cure or correction of the event which constitutes the basis for the claim;

                    (11) If Borrower or any Bank, or the directors, officers, or employees thereof, becomes subject to any regulatory enforcement action, which includes without limitation a memorandum of understanding, written agreement, supervisory directive, capital directive, removal action, or cease and desist order, which regulatory enforcement action limits or restricts the ability of Borrower or any Bank to engage in its normal business;

                    (12) CEO and COO or any one of them, shall cease, without the prior written consent of Lender, to be actively involved  in  the  senior  management  of  Borrower  or  Borrower otherwise shall fail to maintain senior management having sufficient skill and experience in Borrower's industry to manage Borrower and each Subsidiary competently and efficiently.

                    (13) If the ownership of Borrower as presently constituted shall change such that more than ten percent (10%) of the outstanding voting stock shall be transferred to any Person other than (i) an existing shareholder who prior to the transfer owned not less than ten percent (10%) of the outstanding voting stock of Borrower or (ii) an immediate family

                                    15

          member of the transferring shareholder or a trust which benefits only the immediate family members of the transferring shareholder.

                    (14) Any Bank shall be unable or shall be deemed to be unable to declare and distribute dividends as a result of r e s trictions imposed by applicable regulation or by any Regulatory Authority.

                    Section 8.02.  Remedies upon Event of Default.

                    Upon the occurrence of an Event of Default, Lender may:

                    (1) By notice to Borrower, declare the Note, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower;

                    (2) At any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), set off and apply (i) any and all deposits (general or special, time or demand, provisional or final) at any time held by Lender, and (ii) other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower, now or hereafter existing under this Agreement or the Note or any other Loan Document, irrespective of whether or not Lender shall have made any demand under this Agreement or the Note or under any other of t h e Loan Documents and although such obligations may be unmatured;

                    (3) Exercise from time to time any and all rights and remedies available to a secured party when a debtor is in default under a security agreement as provided in the Uniform Commercial Code of Georgia, or available to Lender under any other applicable law or in equity, including without limitation the right to any deficiency remaining after disposition of the Collateral;

                    (4) At its option, and without notice or demand of any kind, exercise from time to time any and all other rights and remedies available to it under this Agreement or any of the other Loan Documents;

                    (5) Borrower shall pay all of the reasonable costs and expenses incurred by Lender in enforcing its rights under this Agreement and the other Loan Documents. In the event any claim under this Agreement or under any of the other Loan Documents is referred to an attorney for collection, or collected by or through an attorney at law, Borrower will be liable to Lender for all expenses incurred by it in seeking to enforce its rights hereunder, under any other of the Loan Documents or in the Collateral, including without limitation reasonable attorneys' fees; and

                    (6) Any proceeds from disposition of any of the Collateral may be applied by Lender first to the payment of all expenses and costs incurred by Lender in enforcing the rights of Lender under each of the Loan Documents and in collecting, retaking, holding, preparing the Collateral for and advertising the sale or other disposition of and realizing upon the Collateral, including without limitation reasonable attorneys' fees actually incurred, as well as all other legal expenses and court costs. Any balance of such proceeds may be applied by Lender toward the payment of the Loan and in such order of application as the Lender may from time to time elect. Lender shall pay the surplus, if any, to Borrower. Borrower shall pay the deficiency, if any, to Lender.


                                      ARTICLE IX

                                    MISCELLANEOUS

                    Section  9.01.    Amendments,  Etc.    No  amendment,
          modification, termination, or waiver of any provision of any Loan Document to which Borrower is a party, nor consent to any departure by Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                                      16

                    Section 9.02. Notices, Etc. All notices and other communications provided for under this Agreement and under the other Loan Documents shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered as follows:

                     If to Borrower:            If to Lender:

                     75 Piedmont Avenue         25 Park Place
                     Atlanta, Georgia 30303     Atlanta, Georgia  30302
                     Attention: William Gibbs   Attention: Jim Rountree
                                                Southeastern Financial
                                                Institutions

          or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.02. Except as otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in mails or delivered to the telegraph company, or sent, answerback received, respectively, addressed as aforesaid.

                    Section 9.03. No Waiver. No failure or delay on the part of Lender in exercising any right, power, or remedy granted hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder.

                    Section 9.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights under any Loan Document to which Borrower is a party without the prior written consent of Lender.

                    Section 9.05. Costs, Expenses, and Taxes. Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with the preparation, execution, delivery, filing, and administration of the Loan Documents, and of any amendment, modification, or supplement to the Loan Documents, including, without limitation, the fees and out-of-pocket expenses of counsel for Lender incurred in connection with advising Lender as to its rights and responsibilities hereunder. Borrower also agrees to pay all such costs and expenses, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendments, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. This provision shall survive termination of this Agreement.

                    Section 9.06. Integration. This Agreement and the Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writing with respect thereto.

                    Section 9.07. Indemnity. Borrower hereby agrees to defend, indemnify, and hold Lender harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney's fees and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of Borrower and its Subsidiaries, and its predecessors in interest, or arising directly or indirectly from Borrower's or any Subsidiaries', or any predecessors in interest's, violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement.

                    Section 9.08. Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Georgia and the applicable laws of the United States of America.

                                        17
                    Section   9.09.    Severability  of  Provisions.    Any
          provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction,
          be    ineffective  to  the  extent  of  such  prohibition  or
          unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

                    Section  9.10.   Participations.  Lender shall have the
          right at any time and from time to time to grant participations in the Note and any other Loan Documents. Each actual or proposed participant shall be entitled to receive all information received by Lender regarding Borrower and its Subsidiaries, including, without limitation, information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant is subject to the circular or not).

                    Section 9.11. Headings. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

                    Section 9.12. Jury Trial Waiver. LENDER AND BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS. NO OFFICER OF LENDER HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.


                    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                   CITIZENS BANCSHARES CORPORATION

                                    By: /s/ William L. Gibbs
                                        Title:  President & Chief
                                                  Executive Officer
          [CORPORATE SEAL]
                                    Attest:/s/ Audrey M. Alexander
                                         Title: Assistant Secretary


                                    SUNTRUST BANK, ATLANTA

                                    By:/s/ James E. Rountree
                                         Title: First Vice President

                                    Attest: /s/ C.K. Gruehn
                                         Title: Vice President



                                    18


                                      EXHIBIT A

                                        BANKS


          Citizens Trust Bank

                                      EXHIBIT B

                                      COLLATERAL


               100,000 and 50,000 shares of common stock of Citizens Trust Bank represented by stock certificate numbers 2785 and 2784.


                                      EXHIBIT C

                         STOCK PLEDGE AND SECURITY AGREEMENT

                    THIS STOCK PLEDGE AGREEMENT made and entered into as of April 22, 1996 between CITIZENS BANCSHARES CORPORATION, a Georgia corporation, having its principal place of business at 75 Piedmont Avenue, Atlanta, Georgia 30303 ("Pledgor"), and SUNTRUST BANK, ATLANTA, a Georgia banking corporation, having its principal place of business in Atlanta, Georgia ("Bank").

                                W I T N E S S E T H :

                    WHEREAS, pursuant to a Term Loan Agreement, dated of even date herewith (the "Loan Agreement"), between Pledgor and the Bank, the Bank has agreed to extend a Term Loan ("Loan") to Pledgor, as evidenced by the Promissory Note of the Pledgor evidencing the obligation of the Pledgor under the Loan Agreement (the "Note"); and

                    WHEREAS, Pledgor desires to secure the due and punctual payment of the Loan, and to secure the due and punctual performance under the Loan Agreement;

                    NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Secured Obligations. This Stock Pledge and Security Agreement (the "Stock Pledge Agreement") is given to secure (i) the due and punctual payment and performance of the Pledgor's obligations under the Loan as evidenced by the Note, including all indebtedness arising upon any extensions and renewals of the Loan; (ii) the due and punctual payment and performance of Pledgor's obligations under the Loan Agreement; and (iii) all other further indebtedness of any amount which is now or may be hereafter owed by Pledgor to Bank, whether individually or jointly with others not parties hereto and whether direct or indirect, as maker, endorser, guarantor, surety, or otherwise (collectively, or any portion thereof, the "Secured Obligations").

                    2.   Pledge and Security Interest.

                         a. Pledgor hereby pledges and grants to Bank a security interest in (i) 150,000 shares of Citizens Trust Bank (which shares shall be evidenced by the stock certificates which Pledgor has contemporaneously herewith delivered to Bank), and (iv) any additional shares hereafter at any time and from time to time acquired by Pledgor together with all dividends, stock dividends, stock splits, warrants, options, stock purchase rights, and all other property at any time and from time to time distributed in respect of, or in exchange for, or in substitution of, any and all of said shares, and all proceeds thereof, whether now existing or at any time hereafter acquired or issued (all of which shall be referred to herein collectively as the "Stock Collateral"); provided, however, prior to the occurrence of any Event of Default hereunder, Pledgor shall be entitled to receive and retain all dividends of cash and noncash property (other than stock dividends, stock splits, warrants, options, and stock purchase rights), and such dividends shall not constitute part of the Stock Collateral. Upon delivery to the Bank, any security now or thereafter included in the Stock Collateral shall be accompanied by executed stock powers in blank and by such other documents or instruments as Bank may reasonably request. Each delivery of certificates for such Stock Collateral shall be accompanied by a schedule showing the number of shares and the numbers of certificates theretofore and then being pledged hereunder, which schedule shall be attached hereto and made a part hereof.

                         b. Upon the request of Bank, Pledgor will execute such financing statements and other documents, pay the cost of filing or recording the same in all public offices deemed necessary or appropriate by Bank, and do such other acts and things as Bank may from time to time reasonably request, including delivery of the Stock Collateral to the Bank, to establish and maintain a valid security interest in all the Stock Collateral, free of all other liens and claims except those expressly permitted or granted herein.

                    3. Representations and Warranties. Pledgor hereby represents and warrants to Bank as follows:

                         a.        The stock certificate(s) identified in
          Section 2 hereof and delivered to the Bank contemporaneously herewith are genuine and in all respects what they purport to be;

                         b. Pledgor is the legal, registered owner of the Stock Collateral and holds full and absolute beneficial title to the Stock Collateral, free and clear of all liens, charges, encumbrances, security interest, and voting trust restrictions of every kind and nature;

                         c.        That no consent or approval of any
          person, entity, or government or regulatory authority is necessary to the validity of the pledge contained in this Agreement, except such as have been obtained;

                         d. That Pledgor has full corporate power and authority to pledge the Stock Collateral to Bank as security for the Secured Obligations, and will defend its title thereto against the claims of all persons whomsoever;

                         e.        That Pledgor has granted to Bank a
          security interest in the Stock Collateral which is at the time hereof valid and of first priority under applicable law, and no financing statement, security interest, or other lien or encumbrance covering the Stock Collateral or its proceeds is outstanding or on file in any public office, except any that may have been filed in favor of the Bank;

                         f. That Pledgor has revoked all proxies heretofore given and covenants not to extend further proxies or powers of attorney with respect to the Stock Collateral so long as this Stock Pledge Agreement remains in full force and effect; and

                         g. That Pledgor has the full corporate power and authority to enter into this Stock Pledge Agreement and to perform its obligations hereunder, and this Stock Pledge Agreement constitutes the valid, binding, and enforceable agreement of Pledgor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally, and except with respect to the applicability of general equitable principals which may limit the availability of specific performance or other equitable remedies.

                                       2

                    4. Registration in Nominee Name; Denominations. Bank shall have the right (in its sole and absolute discretion) to have the stock certificate(s) representing the Stock Collateral assigned in blank in favor of Bank. Upon an Event of Default under this Stock Pledge Agreement, Bank may have such Stock Collateral registered in the name of Bank or any nominee or nominees of Bank. Bank shall at all times have the right to exchange the stock certificate(s) representing the Stock Collateral for stock certificate(s) of smaller or larger denominations for any purpose consistent with its performance of this Stock Pledge Agreement.

                    5. Covenants. So long as any of the Secured Obligations remain unpaid or unperformed, Pledgor covenants and agrees with Bank as follows:

                         a. Pledgor shall keep the Stock Collateral free from all security interests, liens, levies, attachments, voting restrictions, and all other encumbrances, except for the interest of Bank herein granted;

                         b.        Pledgor shall not assign, sell,
          transfer, deliver, or otherwise dispose of any of the Stock Collateral or any interest therein; and

                         c.        Pledgor shall pay all taxes,
          assessments, and all other charges of any nature which may be levied or assessed with respect to the Stock Collateral; provided that Pledgor shall have the right to contest in good faith any tax assessments or other charges.

                         d.        Pledgor shall deliver to Bank,
          immediately upon Pledgor's receipt of same, any and all stock certificates representing the Stock Collateral which Pledgor shall hereinafter acquire. The delivery of such after acquired Stock Collateral to Bank shall be accompanied by a Power of Attorney To Transfer Stock executed in blank in a form promulgated by Bank and shall be deemed to be a reaffirmation by Pledgor of all of the terms and provisions of this Stock Pledge Agreement.

                    6.   Voting Rights:  Dividends, Etc.

                         a. Unless and until an Event of Default hereunder shall have occurred:

                                   (i)  Pledgor shall be entitled to
          exercise any and all voting and consensual rights and powers accruing to an owner of the Stock Collateral or any part thereof for any purpose not inconsistent with the terms of this Stock Pledge Agreement;

                                   (ii)  Pledgor shall be entitled to
          receive and retain any and all cash dividends payable on the Stock Collateral. Any and all stock or liquidating dividends, stock warrants, stock options, stock purchase rights, other distribution in property, return of capital, or distribution made on or in respect of the Stock Collateral, whether resulting from a subdivision, combination, or reclassification of capital stock or received in exchange for the Stock Collateral, or any part thereof, or as a result of any merger, consolidation, acquisition, or other exchange or assets shall be and become part of the Stock Collateral pledged hereunder and, if received by Pledgor, shall forthwith and immediately be delivered to Bank to be held subject to the terms of this Stock Pledge Agreement, except to the extent permitted to be retained by Pledgor pursuant to Section 2 hereof; and
                                           3

                                   (iii)  Bank shall execute and deliver to
          Pledgor, or cause to be executed and delivered to Pledgor, as appropriate, all such proxies, powers of attorney, and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and consensual rights and powers which it is entitled to exercise pursuant to clause (i).

                         b.        Upon the occurrence and during the
          continuance of any Event of Default, and provided Bank has given Pledgor written notice of said Event of Default:

                                   (i)  Pledgor agrees to deliver
          immediately to Bank any and all cash, checks, drafts, items, or other instruments for the payment of money which may be received after such default by Pledgor as dividends or otherwise with respect to the Stock Collateral, duly endorsed and assigned to Bank;

                                    (ii)  Pledgor agrees to deliver to Bank
          immediately upon Pledgor's receipt thereof, any and all stock, stock dividends, stock splits, warrants, and stock purchase rights received with respect to any of the Stock Collateral, together with stock powers duly executed in blank with respect to all stock and other certificates evidencing same; and

                                   (iii)  All rights of Pledgor to exercise
          the voting and consensual rights and powers which it is entitled to exercise pursuant to Section 6(a)(i) hereof shall cease, and all such rights shall thereupon become vested in Bank, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

                    7. Performance of Pledgor's Obligations. At its option, Bank may (but shall not be obligated to) from time to time perform any agreement of Pledgor hereunder which Pledgor shall fail to perform, and may take any other reasonable action which Bank deems necessary for the maintenance or preservation of the value of the Collateral or its interest therein.

                    8. Attorney-in-Fact. Pledgor hereby irrevocably constitutes and appoints Bank as Pledgor's agent and attorney-in-fact, upon the occurrence and continuance of an Event of Default, for the purposes of carrying out the provisions of this Stock Pledge Agreement and taking any action and executing any interest which Bank or Pledgor may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, upon the occurrence and continuance of an Event of Default, Bank shall have the right and power upon notice to Pledgor to receive, endorse, and collect all checks and other orders for the payment of money made payable to Pledgor, representing any interest or dividend or other distribution payable in respect of the Stock Collateral or any part thereof, and give full discharge for the same. The foregoing power of attorney is coupled with an interest and shall be terminated only upon payment in full of the Secured Obligations.

                    9. Events of Default. An Event of Default shall occur under this Stock Pledge Agreement upon the occurrence of any one or more of the following events: (i) any Event of Default shall occur under, and as defined in, the Loan Agreement; or (ii) upon the breach by Pledgor of any of the covenants set forth herein; or (iii) upon default by Pledgor in the performance or observance of any other of the agreements, terms, or conditions herein contained, which default shall not be fully cured within ten (10) days after Pledgor receives written notice thereof; or (iv) any of the representations or warranties herein made by Pledgor shall prove to be false or misleading in any material respect.

                                         4

                    10. Rights and Remedies on Default. Upon the occurrence of an Event of Default under this Stock Pledge Agreement, Bank may, in its sole discretion and without further notice or demand, (i) declare all the Secured Obligations to be immediately due and payable; (ii) proceed immediately to exercise any and all of Bank's rights, powers, and privileges with respect to the Stock Collateral, including, without limitation, the right to sell or otherwise dispose of the Stock Collateral or any part thereof at private or public sale, in such manner as Bank shall deem reasonable; and (iii) exercise any other right or remedy available to Bank under the applicable Uniform Commercial Code or otherwise available by agreement or under federal or state law. All rights and remedies herein specified are cumulative and are in addition to such other rights and remedies as may be available to Bank.

                    Bank shall act as the authorized agent and attorney-in-fact of Pledgor in disposing of the Stock Collateral, and in that capacity is authorized to take such action on behalf of Pledgor as will further such a disposition, including, without limitation, any necessary endorsement or signature in its own name. Pledgor expressly acknowledges that compliance with federal or state securities and other laws may limit the disposition of the Stock Collateral by Bank. No disposition of the Stock Collateral by Bank upon an Event of Default shall be deemed to be a breach of any duty to Pledgor or to be commercially unreasonable because a better sales price might have been attained through an alternative disposition, if Bank in good faith has determined that the alternative disposition might constitute a violation of state or federal laws. Without limiting the generality of the foregoing, Bank may at any sale of the Stock Collateral restrict the prospective bidders or purchasers of the Stock Collateral to persons who will represent and agree that they are purchasing the Stock Collateral for their own account for investment, and not with a view to distribution or sale. Any purchaser at a sale conducted pursuant to the terms of this Stock Pledge Agreement shall hold the property sold absolutely, free from any claim or right on the part of Pledgor, and Pledgor hereby waives any right of redemption, stay, or appraisal under present or future law. Each and every purchaser of any of the Stock Collateral shall be vested with all shareholder's rights provided by the stock purchased, including, without limitation, all voting and dividend rights. Pledgor agrees that Bank may purchase the Stock Collateral or any part thereof at any sale. Any requirement imposed by law regarding the giving to Pledgor of prior notice of any sale or other disposition of the Stock Collateral shall be deemed reasonable if given by Bank in writing at least ten (10) days prior to such sale or other disposition specifying the time and place thereof.

                    11. Application of Proceeds. The proceeds derived from a disposition of the Stock Collateral shall be applied toward payment of the Secured Obligations, in such order of application as Bank may from time to time elect, and any remaining balance shall be paid to Pledgor.

                    12. Term of Agreement. This Stock Pledge Agreement shall terminate upon payment in full of the Secured Obligations, at which time Bank shall reassign and deliver to Pledgor, or to such person or persons as Pledgor may in writing designate, against receipt, any Stock Collateral still held by Bank, together with appropriate instruments of reassignment and release. Such reassignment shall be without recourse upon or warranty by Bank.

                    13. Securities. In view of the position of Pledgor in relation to the Stock Collateral, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the "Federal Securities Laws") with respect to any disposition of the Stock Collateral permitted hereunder. Pledgor understands that compliance with the Federal Securities Laws
                                           5

          may very strictly limit the course of conduct of Bank if Bank were to attempt to dispose of all or any part of the Stock Collateral and may also limit the extent to which or the manner in which any subsequent transferee of any Stock Collateral may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting Bank in any attempt to dispose of all or any part of the Stock Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Under applicable law, in the absence of an agreement to the contrary, Bank may perhaps be held to have certain general duties and obligations to Pledgor to make some effort towards obtaining a fair price even though the Secured Obligations and other obligations may be discharged or reduced by the proceeds of a sale at a lesser price. Pledgor clearly understands that Bank is not to have any such general duty and obligation to Pledgor, and Pledgor will not attempt to hold Bank responsible for selling all or any part of the Stock Collateral at an inadequate price even if Bank shall accept the first offer received or does not approach more than one possible purchaser, provided Bank acts in a commercially reasonable manner. Without limiting the generality of the foregoing, the provisions of this paragraph would apply if, for example, Bank were to place all or any part of the Stock Collateral for sale by an investment banking firm, or if such investment banking firm purchased all or any part of the Stock Collateral for its own account or if Bank placed all or any part of the Stock Collateral with a purchaser or purchasers. The provisions of this paragraph will apply notwithstanding the existence of a public or private market upon which the quotations or sale prices may exceed substantially the price at which Bank sells.

                    14.  Miscellaneous.

                         a.        Notices.  All notices and other
          communications to Pledgor under this Stock Pledge Agreement shall be deemed to have been effectively given when delivered in person to Pledgor or five (5) days after sending thereof, by first class U.S. Mail, postage prepaid, to the following address:

           If to Pledgor:                     If to Bank:

           Citizens BancShares                SunTrust Bank, Atlanta
             Corporation                      25 Park Place
           75 Piedmont Avenue                 Center Code:  121
           Atlanta, Georgia  30303            Atlanta, Georgia  30303
           Attention:  William Gibbs          Attention:  Mr. James Rountree

          or to such other address as Pledgor has notified Bank in writing to be the appropriate address for the sending of notices under this Stock Pledge Agreement.

                         b.        Survival.  All representations,
          warranties, covenants, and agreements herein contained shall survive the execution and delivery of this Stock Pledge
          Agreement.

                         c. No Waiver. No failure on the part of Bank to exercise, and no delay in exercising, any right, power, or remedy granted hereunder, or available at law, in equity, or otherwise, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy by Bank preclude any other or further exercise thereof, or the exercise of any other right, power, or remedy.

                                     6

                         d. Entire Agreement. This Stock Pledge Agreement, the Loan Agreement, and the Loan Documents (as defined in the Loan Agreement) contain the entire agreement between the parties with respect to the pledge of and security interest in the Stock Collateral and supersede any prior agreements or understandings.

                         e. Amendments. This Stock Pledge Agreement may be amended only by written agreement between the parties hereto.

                         f. Time of Essence. Time is of the essence under this Stock Pledge Agreement.

                         g.        Governing Law.  This Stock Pledge
          Agreement and the construction and enforcement hereof shall be governed in all respects by the laws of the State of Georgia and the applicable laws of the United States of America.

                         h. Successors and Assigns. This Stock Pledge Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, administrators, legal representatives, successors, and assigns, except that Pledgor shall not be permitted to assign its obligations under this Agreement or any interest herein or otherwise pledge, encumber, or grant any options with respect to all or any of the cash, securities, certificates, instruments, or other property held as Stock Collateral under this Stock Pledge Agreement.

                         i. Severability. If any provision of this Stock Pledge Agreement or any portion thereof shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or other remaining provisions.

                         j. Further Assurances. Pledgor agrees to do such further acts, and to execute and deliver such additional conveyances, assignments, agreements, and instruments as Bank may at any time request in connection with the administration and enforcement of this Stock Pledge Agreement or relative to the Stock Collateral or any part thereof, or in order better to assure and confirm to Bank its rights, powers, and remedies hereunder.

                         k. Execution in Counterparts. This Stock Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

                         l. Headings and Capitalized Terms. The descriptive headings of the several paragraphs are for convenience only and are not to affect the construction of or to be taken into consideration in interpreting this Stock Pledge Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings described to them in the Loan Agreement.

                         IN WITNESS WHEREOF, Pledgor and Bank have caused this Stock Pledge Agreement to be duly executed and delivered under hand and seal, as of the day and year first above written.

                                        7

                                            CITIZENS BANCSHARES CORPORATION

                                            By:/s/ William L. Gibbs
                                             Title: President and Chief
                                                      Executive Officer
          [CORPORATE SEAL]
                                            Attest:/s/ Audrey M. Alexander
                                             Title: Assistant Secretary


                                                  SUNTRUST BANK, ATLANTA

                                             By: /s/ James E. Rountree
                                              Title: First VP

                                             Attest: /s/ C. K. Gruehn
                                               Title: Vice President


                                    8

                                      TERM NOTE


          $900,000.00                                        April 22, 1996
                                                           Atlanta, Georgia


                    FOR VALUE RECEIVED, the undersigned, CITIZENS BANCSHARES CORPORATION, a Georgia corporation (the "Borrower"), hereby promises to pay to the order of SUNTRUST BANK, ATLANTA (the "Bank"), at its Principal Office located at 25 Park Place, Atlanta, Georgia the principal amount of NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($900,000.00) plus interest at a per annum rate of the Prime Rate minus twenty-five (25) basis points in lawful money of the United States and in immediately available funds. Principal shall be repaid in twenty (20) consecutive equal quarterly installments of Forty-Five Thousand and No/100 Dollars ($45,000.00) beginning on June 30, 1996 and continuing thereafter on the last day of eachcalendar quarter thereafter; provided, however, that the last such installment on March 31, 2001 shall be in the amount necessary to repay in full the unpaid amount of this Term Note. Interest (computed on the basis of a year of three hundred sixty (360) days for the actual number of
          days elapsed) shall be paid   on the unpaid principal amount of
          this Term Note from the date of this Term Note until all principal due hereunder has been repaid beginning on June 30, 1996 and continuing thereafter on the last day of each calendar quarter until maturity. Any amount of the principal hereof which is not paid when due (giving effect to any applicable grace period), whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum equal at all times to two percent (2%) above the rate otherwise applicable thereto. Any change in the interest rate resulting from a change in the Prime Rate shall be effective at the beginning of the day on which such change in the Prime Rate shall become effective.

                    If any installment of this Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

                    This Term Note is the Note referred to in, and is entitled to the benefits of, the Term Loan Agreement, dated as of April 22, 1996 between the Borrower and the Bank (the "Loan Agreement"). Terms used herein which are defined in the Loan Agreement shall have their defined meanings when used herein.
          The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Term Note upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity of this Term Note upon the terms and conditions specified in the Loan Agreement. This Term
          Note is secured by a Security Agreement referred to in the Loan Agreement, reference to which is hereby made for a description of the collateral provided for under the Security Agreement and the rights of the Borrower and the Bank with respect to such collateral.

                    In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement, the Borrower further agrees to pay all expenses of collection, including reasonable attorneys' fees, if this Note shall be collected by law or through an attorney at law, or in bankruptcy, receivership, or other court proceedings.

                    TIME IS OF THE ESSENCE UNDER THIS NOTE. This Note has been delivered in Atlanta, Georgia, and shall be governed by and construed under the laws of Georgia.

                    PRESENTMENT, PROTEST, AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE BORROWER.


                    IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the date first above written.


                                           CITIZENS BANCSHARES CORPORATION

                                             By:/s/ William L. Gibbs
                                                Title:President & Chief
                                                        Executive Officer

                                             Attest:/s/Audrey M. Alexander
                                                  Title:Assistant Secretary
          (CORPORATE SEAL)

                                     2

                                      EXHIBIT E

                       FORM OF OPINION OF COUNSEL FOR BORROWER

                                ARRINGTON & HOLLOWELL
                                   ATTORNEY AT LAW

                            ONE NINETY ONE PEACHTREE TOWER
                           191 PEACHTREE STREET, SUITE 3550
                             ATLANTA, GEORGIA 30303-1735

          SunTrust Bank, Atlanta
          25 Park Place, N.E.
          Atlanta, Georgia  30302
          Attention:  Mr. James Rountree

               RE: $900,000.00 Term Loan Agreement, by and between Citizens Bancshares Corporation and SunTrust Bank, Atlanta, dated April 22, 1996

          Gentlemen:

               We have acted as counsel to Citizens Bancshares Corporation, a Georgia corporation (the "Company"), in connection with the preparation, execution, and delivery of the Term Loan Agreement dated as of April 22, 1996 (the "Loan Agreement"), between SunTrust Bank, Atlanta (the "Bank") and the Company. Capitalized terms not otherwise defined herein are defined as set forth in the Loan Agreement. Reference is this opinion to any section, schedule or exhibit shall mean any section, schedule as exhibit to the Loan Agreement as amended and supplemented to the date of this opinion.

               In connection with our representation of the Company as set forth above, we have examined the Loan Agreement and each and every agreement, document and instrument provided for in the Loan Agreement (collectively the Transactions Documents ). We have also examined such resolutions adopted by the Executive Committee of the Board of Directors of the Company relating to the Transaction Documents and have also made such examination of law as we have considered necessary as the basis for this opinion.
          We have relied, as to factual matters upon the representations and warranties in the Transaction Documents and information furnished by the Company in the form of certificates. In connection herewith, we have also examined and relied upon the originals, or copies certified to our satisfaction, of such documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us copies.

                      With your consent, we have assumed that all signatures appearing on documents delivered to us are genuine, all such documents are authentic and, where we have received copies, that the copies conform to the original documents. We have also assumed with your agreement, that the Bank is duly organized, validly existing and in good standing under the laws governing its organization and that the Bank has all requisite power and authority and has taken all necessary corporate action to execute and deliver the Transaction Documents to which it is a party, to effect the transaction contemplated thereby, and that the Bank is bound by the Transaction Documents in accordance with their terms.

                     This opinion letter is limited by, and is delivered in accordance with, the January 1, 1992 edition of the Interpreter s Standards (the Interpretative Standards ) applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretative Standards are incorporated in this opinion letter by this reference.

               Subject to the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

               1. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its the State of Georgia. Citizens Trust bank is a wholly owned subsidiary of Company and is a Commercial Bank duly organized, validly existing, and in good standing under the laws of the State of Georgia. The Company and each of its Subsidiaries has the corporate power and authority to own its assets and to transact the business in which it is now engaged.

               2. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Loan Documents to which it is a party have been duly authorized by all requisite corporate action on the part of the Company and do not and will not (i) violate any provision of any law, rule, or regulation of the State of Georgia, or any judgment, order, or ruling of any Georgia court or Georgia governmental agency of which we have knowledge, or the articles of incorporation or bylaws of the Company, or any indenture or material agreement to which the Company is a party or by which the Company or any of its properties are bound of, or (ii) to which we have knowledge, be in conflict with, result in a breach of, or constitute with notice or lapse of time, or both, a default under any such indenture or material agreement.

               3. To our knowledge, there are no actions, suits, investigations, or proceedings pending or overtly threatened against the Company or its properties before any court, arbitrator, or administrative or governmental body required to be disclosed to the Bank by Seciton 4.07 of the Loan Agreement, except for those actions, suits, investigations, or proceedings identified and disclosed to you in Exhibit G attached to the Loan Agreement.

               4. The Loan Agreement, the Note, and all other Loan Documents to which the Company is a part are legal, valid, and binding agreements of the Company enforceable against the Company in accordance with their terms.

               5. No consent, permission, authorization, order, or license of any governmental authority is necessary in connection with the execution, delivery, performance, or enforcement of the Loan Documents.

                        The opinions expressed herein are qualified by effect of: (a) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws relating to or affecting the enforcement of creditors rights generally, including, without limitation, any state or federal fraudulent conveyance or fraudulent transfer law; (b) any statutes, rules or procedures and applicable case law limiting the availability of, or proscribing procedural requirements for the exercise of, creditors remedies; and ( c) the fact that equitable remedies or relief (including, but not limited to, the remedy of specific performance) are subject to the discretion of the court before which any such remedies or relief may be sought.

                             As provided in the Interpretive Standards, this opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. As provided in the Interpretive Standards, opinions rendered herein are as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement such opinions if, after the date hereof, facts and circumstances come to our attention or changes in the law occur which could affect such opinions.

                      The opinions expressed herein are subject to the following qualifications:

                     Our opinion is based exclusively on the internal lows of the State of Georgia, and (except as expressly provided herein) without reference to any choice-of-law provisions contained int he documents referenced herein or conflict-of-law provision under the laws of Georgia or any other state or federal law.

               This opinion is delivered to you pursuant to Article III,
          Section 3.01 of the Loan Agreement for your use in connection with the term loan and may not be utilized or quoted by you or anyone else for any other purpose.

                                                  Very truly yours,
                                                  Arrington & Hollowell

                                                  By:/s/ Stanley Foster


                                      EXHIBIT F

                                OFFICER'S CERTIFICATE

                    The undersigned certifies that he is Chief Executive Officer of Citizens Bancshares Corporation (the "Company") and that as such he is familiar with the business and affairs of the Company and is authorized to execute this Certificate on behalf of the Company, and, with reference to the Term Loan Agreement (the "Loan Agreement") dated April 22, 1996 between the Company and SunTrust Bank, Atlanta, that he duly has made such investigations as were necessary for the provision of this Certificate and the certifications, representations, and warranties contained herein and that he hereby further certifies, represents, and warrants as follows:

                    1. That the representations and warranties of the Company contained in Article IV of the Loan Agreement and otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated by the Loan Agreement, and the schedules and exhibits attached to the Loan Agreement, are true and correct on and as of the date hereof; and

                    2. That the Company has performed and complied with all agreements and conditions contained in the Loan Agreement required to be performed or complied with by it, and that on and as of the date hereof no condition or lapse of time, or both, will constitute an Event of Default as defined in Article VIII of the Loan Agreement.

                    3. That neither the execution, delivery, and performance of the Loan Agreement or of the Note nor fulfillment of or compliance with the terms and provisions thereof will conflict with, or result in a breach of, the terms, conditions, or provisions of or constitute a default under, or result in any violation of, any other agreement to which the Company or any of its Subsidiaries is subject. Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or such Subsidiary, any agreement relating thereto, or any other contract or agreement which limits the amount of, or otherwise imposes restrictions on the incurring of the type of debt to be evidenced by the Note.

                    4. That there has been no material adverse change in the assets, liabilities, financial positions, operations or business prospects of Borrower since December 31, 1995.

                    Capitalized terms not otherwise defined herein are defined as set forth in the Loan Agreement.

                    WITNESS the seal of the Company and the signature of the undersigned, as of this 22 day of April, 1996.


                                             /s/ William L. Gibbs  (SEAL)
                                                 William L. Gibbs

                                      EXHIBIT G

                                      LITIGATION


          Martin v.CTB , U.S. District Court, Northern District of Georgia, Case No. 1:95-CV-2802-JOF.

          Martin claims she was terminated because of her age, 47, in violation of the ADEA. The matter is currently in the discovery stage and will not go to trial in 1996, if ever. If Martin is successful, liability could exceed $25,000. The Bank vigorously denies liability in this matter.

          Lewis v. CTB, EEOC Charge No. 110951914

          Lewis alleges unlawful discrimination based on her termination. The EEOC is investigating her charge; no litigation has been filed. If Lewis is successful, liability could exceed $25,000. The Bank vigorously denies liability in this matter.

          Citizens Trust Bank v. Grady L. Cornish, Cornish Electrical and Mill Supply, Inc., and Charles W. Shepherd, State Court of Clark County, Civil Action File No. ST-93-CV-0259

          This is a proceeding brought by the bank for collections against notes and the guarantors of the notes. Charles W. Shepherd has asserted various counterclaims against Citizens Trust Bank
          ( CTB ), praying for, inter alia, cancellation, recession and revocations of the promissory notes and guarantees upon which his liability arises. CTB prevailed on a Motion for Summary Judgment. Shepherd then appealed. CTB and Shepherd then entered into a Settlement Agreement, wherein for consideration paid to CTB, CTB and Shepherd will dismiss their claims against each other upon completion of the payments due to CTB under the Settlement, CTB will assign its interest in the judgments it obtained against the other defendants. As of today s date all sums due under the Settlement have been paid, but the mutual dismissal and assignment have not been executed.

          Harry Pettigrew as Trustee of Windsor-Eastman Group, Inc. v. Citizens Trust Bank, U.S. Bankruptcy Court, N.D. Ga Adversary Proceeding No. 95-6766

          Mr. Pettigrew as the Chapter 7 Trustee of the Bankruptcy Estate of Windsor-Eastmann Group, Inc. filed a complaint against CTB alleging that CTB was negligent in honoring a check of Windsor-Eastmann Group, Inc., made payable to CTB when CTB had no relationship with the corporate debtor, nor with the person who presented the check and who deposited the check into his personal savings account. The Trustee, alternatively, on the same facts alleged that CTB converted the corporate check. The Trustee has prayed for damages in the sum of the check honored. One Hundred Thousand ($100,000) Dollars.

          Occupational Medicine Clinic West, Inc., v. Citizens Trust Bank, Fulton County Superior Court Civil Action No. E-38151

          Occupational Medicine Clinic West, Inc. ( OMCW ) filed a complaint in the Superior Court of Fulton County, Georgia, seeking to enjoin CTB from conducting a foreclosure sale of improved real property which was pledged as security for indebtedness owed by OMCW to CTB, and requesting an accounting and praying for damages in an unspecified amount and seeking punitive damages for the alleged wrongful foreclosure of One Million ($1,000,000.00) Dollars. CTB has counterclaimed for the amounts due under the notes executed by OMCW.

          Citizens Trust Bank v. Angenette B. Jones, State Court of Fulton County Civil Action No. 95-VS-0101298

          CTB commenced this action against the defendant to collect the deficiencies due on a note after collateral securing her debt was repossessed and sold pursuant to statute. Ms. Jones counterclaimed against CTB alleging the repossession was wrongful. She seeks unspecified damages for the loss of the equity in the vehicles and the consequential damages for the loss of the use of the vehicles. She has, also, prayed for punitive damages in an unspecified amount.

          Angelina Eubosi Williams v. Citizens Trust Bank, State Court of Fulton County, Georgia, Civil Action File No. 92-VS53343-B

          On February 25, 1992, CTB was served with a complaint alleging that CTB wrongfully dishonored various checks, initiating a chain reaction that ultimately caused the plaintiff various damages, including loss of income, loss of business reputation, and mental and emotional distress. Plaintiff seeks actual and punitive damages.

          Boston Bank of Commerce v. Citizens Trust Bank; Superior Court of Suffolk County; State of Massachusetts, Civil Action No. 95-2024B

          On April 27, 1995, Boston Bank of Commerce ( BBOC ) filed suit against Citizens Trust Bank alleging that CTB wrongfully released collateral securing a loan to Communication International, Inc. ( CCI ). The plaintiff, Boston Bank of Commerce, was a 30% participant in the CII loan and contends that it has been damaged int he amount of approximately $70,000.

                                      EXHIBIT H

                    CERTIFICATE OF NO DEFAULT AND RELATED MATTERS

                    The undersigned, being, respectively, theChief Executive Officer and Comptroller of Citizens Bancshares Corporation, a Georgia corporation ("Borrower"), hereby give this Certificate to induce SunTrust Bank, Atlanta ("Bank") to enter into and to continue to perform pursuant to that certain Term
          Loan Agreement dated April       , 1996 between Borrower and Bank
          (the "Loan Agreement"; unless otherwise defined herein, the capitalized terms shall have the meanings ascribed thereto in the Loan Agreement) hereby certify as follows:

          1. They are, respectively, Chief Executive Officer and Comptroller of Borrower and, in such capacities, are authorized and empowered to issue this Certificate for and on behalf of Borrower.

          2. The representations and warranties of Borrower set forth in the Loan Agreement and any other of the documents executed in connection therewith, the terms of which are incorporated herein by reference, are true and correct in all material respects on and as of the date hereof with the same effect as though made and on as of the date hereof.

          3. The Borrower is, on the date hereof, in compliance with all the terms and provisions set forth in the Loan Agreement and the other documents executed in connection therewith.

          4. On the date hereof, no default or Event of Default, nor any event or condition which with notice, lapse of time, or any combination thereof, would constitute such an Event of Default, has occurred or is continuing.

          5. The quarterly financial statements delivered herewith pursuant to Section 5.09 of the Loan Agreement present the financial condition of Borrower and its Subsidiaries fairly and accurately and not misleading in the context in which presented.

          6. Borrower and its Subsidiaries are in compliance with the financial covenants set forth in Article VII of the Loan Agreement and the following computations demonstrate compliance therewith:

                         [list relevant financial covenants]

          7. No regulatory or other impediment exists which would impair or prohibit the payment of dividends by the bank
               Subsidiaries to the Bank.

          8. No litigation, investigation, proceeding, injunction, writ or restraining order or regulatory enforcement action is pending or threatened.

                    IN WITNESS WHEREOF, the undersigned have set their hands and seals, this _____ day of _____________, 19__.


                                       _____________________________(SEAL)
                                             William L. Gibbs

                                       ____________________________(SEAL)
                                              Amy I. Scott

                                      EXHIBIT I

                                   PERMITTED LIENS

          None.


                                      EXHIBIT J

                                    PERMITTED DEBT

          None.